Exhibit No. 4.5
Intile Designs, Inc.
Form 10-KSB/ 1997
File No. 33-49854-A

                     SUBSCRIPTION AGREEMENT
                      AND INVESTMENT LETTER

______________
Date

To the Board of Directors
lntile Designs, Inc.
9716 Old Katy Road
Suite 110
Houston, Texas 77055

Re:  Subscription to Purchase Units
     of Intile Designs, Inc.

Gentlemen:

This will acknowledge that the undersigned hereby agrees to irrevocably purchase from Intile Designs, Inc. (the "Company" or "lntile"), a corporation formed in July 1991 and now organized under the laws of the State of Delaware, ________________ unit(s) (collectively the "Units") at a price of $50,000 per Unit. Each Unit consists of 150,000 shares (collectively the "Shares") of the Company's common stock, par value $0.0001 per share, (the "Common Stock")

The Unit(s) to be purchased by the undersigned is (are) part of a private placement of securities (the "Offering") by the Company of up to 47 Units which is being made only to "accredited investors" as defined herein on a five Unit minimum or none to 47 Unit maximum best efforts basis by the Company through February 28, 1997. Based thereon, if five Units are not sold and paid for on or prior to February 28, 1997 (unless extended as provided below), the Offering will not become effective and all funds collected from subscribers will be promptly returned to them without interest thereon or deduction therefrom. The Company reserves the right to sell fractions of a Unit. All funds collected from subscribers pending consummation or termination of the Offering as set forth herein will be held in the escrow account described below.

If all of the Units are sold, the Company will receive aggregate gross proceeds of $2,350,000 less the expenses of this Offering which management estimates will be approximately $335,000, including the fee and expense allowance payable to Coleman and Company Securities, Inc. ("Coleman") described below. Coleman, a member of the New York Stock Exchange, is acting as the placement agent for the Company in placing this Offering. The Offering will terminate on the sooner to occur of the sale of all of the Units or February 28, 1997, unless extended for an additional 30 days by the mutual consent of the Company and Coleman.

The undersigned understands that the information provided to him with respect to the Company has not been independently verified by Coleman. Accordingly, there is no representation by Coleman as to the completeness or accuracy or such information.

Coleman will receive a fee equal to 10% and a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Units sold. Ehud D. Laska, a former director of the Company, is also a principal of Coleman. Neither the Company nor Coleman has obtained any independent opinion relating to the fairness of the terms of this Offering or the compensation to be paid to Coleman for the services it will render in connection herewith. Mr. Laska owns warrants to purchase 20,000 shares of Common Stock at $1.80.

Payment  for  the  Units  shall  be  made  by  check  payable  to
"Citibank, N.A.- Intile Designs, Inc. Escrow Account" and delivered to Coleman, together with an executed copy of this Subscription Agreement and Investment Letter and the Purchaser Questionnaire appended hereto as EXHIBIT A. Payment may be made by wire transfer pursuant to instructions available on request from Coleman.

A forbearance agreement between the Company and its primary lender, NationsBank of Texas (the "Bank"), expired on January 20, 1997. Accordingly, the balance of the debt owed by the Company to the Bank in the amount of approximately $4.78 million is currently due and payable in full. This debt is secured by all of the Company's Inventory and accounts receivable. The Bank has Informed the Company that It does not Intend to renew the agreement  and  has  sent  a  letter  demanding  payment  of  the aforesaid balance. Intile is currently attempting to secure a payment extension and/or an alternative credit facility. There can be no assurance that such an extension or alternative credit facility can be obtained on acceptable terms, if at all. If It is unable to do so, the Company most likely will be required to seek protection under applicable bankruptcy laws or cease operations. In either event, the undersigned understands that he will lose is entire investment.

Intile intends to seek stockholder approval for a one for three reverse split (the "Reverse Split") of its Common Stock after which, assuming all of the Units offered hereby are sold, there will be approximately 5.85 shares of Common Stock outstanding on a fully diluted basis, including approximately 2,566,000 shares reserved for issuance pursuant to the conversion of the subordinated notes issued in connection with a private financing (the "Prior Private Financing") described below, and the exercise of currently outstanding options and warrants, including warrants issued in the Prior Private Financing.

In August 1996 Intile sold 16 units in the Prior Private Financing pursuant to which it obtained gross proceeds of $1.6 million. Each unit consisted of (i) a subordinated note (collectively the "Notes") in the principal amount of $100,000; and (ii) 50,000 warrants (the "Warrants"), each to purchase one share of Common Stock at a price of $0.25 per share for a period of seven years. The Notes, which are currently convertible into Common Stock at the rate of $1.50 per share, bear annual interest at the rate of 12%. This rate will increase by 2% each six months, up to a maximum of 18%, until the shares of Common Stock underlying the Notes and the warrants are registered. A portion of the proceeds to be obtained from this Offering ($48,000) will be used to pay currently due interest on the Notes. Coleman acted as the placement agent for the Prior Private Financing and, in connection therewith, was granted 80,000 Warrants.

For a period of 20 calendar days after the Reverse Split is effected, the Company intends to (i) reduce the conversion price of the Notes to $1.00 per share so that the $1.6 million principal amount of the Notes will be convertible into an aggregate of 1.6 post split shares of Common Stock; and (ii) reduce the Warrant exercise price to $0.25 per share so that the Warrants will be exercisable for an aggregate of 800,000 million post split shares of Common Stock. If the Notes are converted the Company will be required to write off the placement costs of the Prior Private Financing, which approximate $196,000, an amount which it is currently amortizing through August 2005, the Note maturity date.

The undersigned understands that the Company and Coleman have entered into a letter of intent dated September 17, 1996, which provides, in part, that Coleman may, but is not obligated to, undertake to sell securities of the Company for its own account ("Firm Underwriting") in a public offering (the "Public Offering") subsequent to the completion of this Offering. The Company is obligated to include in any registration statement ("Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") relating to the Public Offering, all of the Shares offered hereby and the shares of Common Stock underlying the Note and the Warrants (the "Underlying Shares"). The undersigned acknowledges that no assurance can be given that the Registration Statement, if filed, will be declared effective by the Commission or, if it is, that the Public Offering will ever be successfully completed. Accordingly, he warrants and represents to the Company that he is purchasing the Units without relying on the occurrence of the Public Offering.

If the Registration Statement is not declared effective by June 30, 1997, the holders of a majority of the Shares offered hereby shall have the right, on one occasion only through two years after the date of the closing of this Offering, to demand that the Company register the Shares with the Commission and use its best efforts to have such registration statement declared effective. The Company will also grant the Unit purchasers unlimited "piggy back" registration rights with respect to the Shares. The Note and Warrant holders also have certain demand and "piggy back" registration rights with respect to the Underlying Shares.

The undersigned acknowledges that the Units, and the underlying Shares (the "Underlying Securities") he is purchasing, have not been registered under the Securities Act of 1933 (the "Act") or qualified under applicable state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. Based upon the representations and agreements being made by him herein, the Units and Underlying Securities are being sold to him pursuant to an exemption from such registration provided by Section 4 (2) of the Act and applicable state securities law qualification exemptions. The undersigned further acknowledges that the basis for these exemptions may not be available if, notwithstanding such representations, he intends merely acquiring these securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned represents and warrants that he does not have any such intention. The undersigned agrees that the documentation representing the Underlying Securities will bear a legend indicating that transfer of these securities is restricted by reason of the fact that they have not been so registered or qualified.

The undersigned represents that he is acquiring the Units and Underlying Securities solely for his own account as principal and not as a nominee or agent, for investment purposes only and not with a view to resale or other distribution or fractionalization thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such securities for any particular event or circumstance, except selling, transferring or disposing of them upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934 (the "Exchange Act"), the Rules and Regulations promulgated by the Commission thereunder, and any applicable state securities laws. The undersigned further understands and agrees that (i) the securities may be sold only if they arc subsequently registered under the Act and qualified under any applicable state securities laws or, In the opinion of the Company's counsel, an exemption from Such registration and qualification is available; (ii) any routine sales of securities made in reliance upon Rule 144 can be made only in the amounts set forth in and pursuant to the other terms and conditions, including applicable holding periods, of that Rule; and (iii) the Company is under no obligation to assist him in complying with any exemption from registration under the Act, or, except as otherwise set forth herein, to register the Units or Underlying Securities on his behalf.

The undersigned represents and warrants that he has received (i) a copy of the Company's Form 10-KSB for the fiscal year ended March 31, 1996 appended hereto as EXHIBIT B; (ii) a copy of the Company's Form 8-K dated March 12, 1996 appended hereto as EXHIBIT C; (iii) a copy of the Company's Form 8-K dated March 29, 1996 appended hereto as EXHIBIT D; (iv) a copy of the Company's Proxy Statement for the Company's Annual Meeting which was held on July 26, 1996 appended hereto as EXHIBIT E; (v) ADD JUNE 30, 1996 Q a copy of the Company's Form 10-QSB for the quarterly period ended September 30, 1996 appended hereto as EXHIBIT F; and
(iv) a copy of a "Management Discussion" relating to certain events which have occurred subsequent the filing of EXHIBIT F with the Commission and a "Use of Proceeds" appended hereto as EXHIBIT G (collectively the "Information Documents") and that he has read and understood all of these documents.

The undersigned also represents and warrants that he (i) has reviewed such other documents and obtained such other information from the Company as he deems necessary in order for him to make an informed investment decision; and (ii) is fully aware of the Company's current business prospects, financial condition and operating history as set forth herein and in the Information Documents. Except as may be provided in this Subscription Agreement and Investment Letter and in the Information Documents, he warrants that no representations, statements or inducements were made to him to purchase the Units.

Based on the foregoing, the undersigned acknowledges that, among other matters relating to the Company, he is aware of the following:

lntile is an importer of foreign ceramic tile and marble and a distributor of these products as well as domestic ceramic tile, marble and other home design/building products. The Company's products are distributed to a wide and varied retail and wholesale customer base through nine showroom/warehouse facilities and three showrooms in seven states.

Intile markets its products to at least five general types of customers. These include pool contractors, residential and commercial remodeling contractors, new home builders, architects and designers, and "do-it-yourself" consumers. A substantial portion of the marketing to the contractor trade is effected by retail sales to the ultimate consumer through the retail showrooms. Sales are conducted in the showroom facilities by trained, experienced tile sales personnel.

Merchandise is distributed by various methods depending upon the warehouse support structure for a particular sales location. Where a warehouse is attached to a showroom, the customer may obtain products immediately, but where the showroom is independent of a warehouse facility, the customer may wait as long as one week to receive the merchandise. In cases of special orders, or when a warehouse is out of stock, the delivery time may exceed two weeks. The vast majority of the Company's products are picked up by the customers or their contractors at the Company's warehouse facilities or showrooms. Only a small portion of orders are delivered or shipped directly to customers.

A number of other companies market tile and related products to wholesale and retail customers. Many of them possess great financial and managerial resources as well as general market acceptance. The Company's retail competitors include Color Tile, Home Depot, Builders Square and other major retail warehouse distributors. Major wholesale distributors include Florida Tile, Dal Tile, American Olean, American Tile Supply, Arizona Tile, Laufen and C.I.T. lntile competes on the basis of product quality and selection, price and service. The Company's business is seasonal, generally with more activity in the spring and summer than in fall and winter.

The Company obtains its products from a diversified group of domestic and international suppliers. In general, purchases can be broken out as follows: 40% from Italy; 30% from the United States; 15% from Japan; and 15% from a number of other countries. The major domestic suppliers are Mutual Materials, Interstate Brick, P&M Tile, and Laufen International. For the fiscal year ended March 31, 1996, no single foreign or domestic source provided the Company with more than 10% of its products and no single customer accounted for 10% or more of the Company's revenues.

The  Company currently has 79 full time employees in addition  to
its   seven   executive   officers.   Of   these,   24   are   in
administration, 23 in sales and 32 in operations.

lntile has operations in seven states with retail showroom locations in Houston, Dallas, Austin, The Woodlands, Webster and Corpus Christi, Texas; Atlanta, Georgia; Orlando, Florida; Phoenix, Arizona; Anaheim, California; and Denver, Colorado. Intile maintains a 100,000 square foot warehouse facility in Houston, Texas, where the major portion of its inventory is located, and 20,000 square foot satellite warehouse and showroom facilities in Anaheim, California, Atlanta, Georgia and Dallas, Texas.

On  January  24,  1997,  the Company closed  three  of  its  four
California    locations.    These   locations    accounted    for
approximately 9% of the Company's annual gross sales revenue and approximately 15% of its annual operating expenses.

During the Company's fiscal year ended March 31, 1996 and since then, the Company has been in violation of certain loan covenants of its credit facility with the Bank. Consequently, as of March 31, 1996 the Bank had the right to demand repayment of the entire outstanding balance of the note, which required the debt to be recorded in full as a current liability. This debt is secured by all of the Company's inventory and accounts receivable. This issue caused the Company's independent accountants to insert a "going concern" qualification in their report. See Report of Independent Certified Public Accountants and Note 2 of Notes to the Company's Consolidated Financial Statements, both contained in the Company's Form 10-KSB for the year ended March 31, 1996 appended hereto as EXHIBIT B (the "March 31, 1996 Form 10-KSB"). As previously noted, the agreement between the Company and the Bank on which the credit facility is based expired on January 20, 1997 and the Bank has demanded full payment of the currently existing $4.78 million outstanding balance. One million dollars from the proceeds of this Offering will be used to reduce this balance.

In February 1995 the Company acquired 100% of the common stock of TCM Holdings Corporation ("TCM") in exchange for 322,138 shares of its Common Stock. One hundred and twenty thousand of these shares are currently held in escrow pending the resolution of the terms of an indemnity agreement. In August 1995, due to recurring losses, TCM was required to cease its operations. In November 1995 TCM was placed into a Chapter 7 filing under the U.S. Bankruptcy Code by the U.S. Bankruptcy Court, District of Massachusetts, Eastern Division (Case Number 94-10762-WCH). The Company has suffered a significant loss ($4,351,837) during the fiscal year ended March 31, 1996. primarily attributable to the financial problems encountered by its TCM subsidiary.

Management believes that it has adequately accrued for all remaining losses due to the closure of TCM. In addition, the Company is seeking to refinance its existing credit facility and secure additional financing such as that which it will receive if this Offering is consummated. No assurance can be given, however, that the Company will be successful in refinancing its credit facility or obtaining additional financing sufficient to support its continuing operations. In this connection, it should be noted that management estimates the Company's business will incur (i) an operating loss in the amount of approximately $550,000 for the quarter ended December 31, 1996; (ii) an operating loss of approximately $350,000 for the current fiscal year ending March 31, 1997; (iii) a one time charge off of up to $600,000 in the fourth quarter resulting from the termination of the California operations; and (iv) total losses for the current fiscal year approximating $1.2 million, including a $196,000 write off relating the conversion of the Notes referred to above. No assurance can be given, however, that actual losses will not exceed these estimates.

Reference is made to Item 6 (Management's Discussion and Analysis of Financial Condition and results of operations) of the March 31, 1996 Form 10-KSB and Notes 2, 3 and 5 to Notes to the Company's Consolidated Financial Statements included therein for additional information relating to the transactions involving TCM and their effect on the Company's financial condition.

The directors and executive officers of the Company are as follows:

     Name           Age  Position

     C. William Cox 61   President, Chairman of the Board and
                         Chief Executive Officer

     Barbara Ceman  59   Vice President-Retail Training and
                         Secretary

     Milton C. Standifer 53   Vice President-Western Region

     C. Doyle Smith 49   Chief Financial Officer

     George C. Siller, Jr.    45   Vice President-General Manager

     Edward K. Paul, Jr. 58   Director

     Walter B. Rae       69   Director

     Peter Boogren       46   Vice President-Consumer

Except for Messrs Smith and Rae, reference is made to Items 9 (Directors, Executive Officers, Promoters and Control Persons), 10 (Executive Compensation) and 11 (Principal Stockholders) of the March 31, 1996 Form 10-KSB for information relating to the background of the Company's officers and directors, executive compensation, and ownership of the Common Stock by the Company's principal shareholders. Reference is also made to Item 12 (Certain Relationships with Related Transactions) of the March 3 1, 1996 Form 10-KSB for information relating to transactions with parties affiliated with the Company, including a limited guarantee by Mr. Cox of the Company's credit facility, and financial consulting agreements between the Company and affiliates of Mr. Laska, a former director of the Company.

Mr. Smith joined the Company in October 1996. Prior thereto from September 1995 through September 1996 he was employed as Chief Financial Officer by Fradigial, Inc. a restaurant operator located Kemah, Texas. From June 1993 through August 1995 Mr. Doyle was a business consultant in Houston, Texas. For the 13 years prior thereto he was employed as controller and from 1989 through 1993 as Chief Financial Officer by Kettle Restaurants, Inc. an operator of family restaurants in the southern United States.

Mr.  Rae  was the founder and for 24 years the president of  Scan
Graphics, Inc., a silk screening company located in Houston, Texas which he sold in 1989. He has been retired since 1991.

The Company is authorized to issue 10,000,000 shares of Common Stock, $0.0001 par value per share, of which approximately 5.85 million shares will be issued and outstanding, assuming all of the Units offered hereby are sold, including shares reserved for conversion of the Notes and exercise of options and warrants, after a one for three reverse split of the Common Stock which, as noted above, is to be effected, subject to stockholder approval, after the consummation of this Offering. The shares of Common Stock as set forth in the March 31, 1996 Form 10-KSB and the Financial Statements included therein do not reflect the effect of this reverse split or the one for two reverse split effected by the Company in August 1996.

Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. They have no preemptive or other fights to subscribe for additional shares and the Common Stock has no redemption, sinking fund or conversion provisions. Each share of Common Stock is entitled to one vote on any matter submitted to the holders thereof and to equal rights in the assets of the Company upon liquidation subject to the prior rights on liquidation of creditors. The outstanding shares of Common Stock are fully paid and non-assessable.

The shares of Common Stock have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors of the Company. In such event, the holders of the remaining shares will not be able to elect any of the directors.

The transfer agent for the Common Stock is Interwest Transfer Co.

If all of the Units are sold, the undersigned understands that the Company will receive aggregate net proceeds in the amount of $2,015,000 which will be used for the following purposes:

          Payment of accrued interest
            on the Notes                        $48,000
          Repayment of Bank debt             1,000,000*
          Purchase of inventory                      750,000*
          Working capital                       217,000*
     Total                                        $ 2,015,000
_______________________
* This amount may be reduced to the extent that less than the maximum number or Units offered hereby is sold.

The undersigned is also aware of the following considerations relating to his investment in the Units:

the  acceptance  of  tile as a building material  in  the  United
States is increasing, there is no assurance that this trend, if it still exists, will continue.

Risks of International Supply Factors. Approximately 70% of the Company's products during the 1996 fiscal year were secured from suppliers located outside of the United States. There arc significant risks in obtaining products from suppliers located in foreign countries. These include, among others, exposure to currency fluctuations and devaluations or restrictions on money supplies, foreign and domestic export laws and regulations, taxation, tariffs, import quotas and restrictions, shipping interruptions, and other economic and political events totally beyond the Company's control.

Dependence Upon Building Industry. Intile's business depends primarily upon tile economic viability of the building industry which, in turn, is affected by general economic factors beyond the Company's control. These include, among others, the late of inflation and the cost of labor, building supplies and financing. Accordingly, a material increase in any of the foregoing or a decrease in the rate of economic expansion which has a negative effect on the building industry would adversely impact the Company's business.

Competition. The business In which the Company competes is subject to intense competition. A number of other companies market tile and related products to wholesale and retail customers, many of whom possess significantly greater financial, marketing distribution, managerial and other resources as well as general market acceptance than does the Company. No assurance can be given that the Company can continue to compete at a commercially acceptable level.

Dependence on and Intense Competition for Key Personnel. Primary responsibility for the conduct of the Company's affairs rests with C. William Cox, the Company's President and Chief Executive Officer. There can be no assurance that if the Company should lose his services, a qualified replacement could be obtained. There is a $1.5 million policy on Mr. Cox's life with the Company as the beneficiary. No assurance can be given, however, that in the event of Mr. Cox's death the proceeds of this Policy would be sufficient to retain personnel adequate to replace Mr. Cox. Intile's future success also depends in large part on the continued service or its key management, marketing and sales personnel and on its ability to attract and retain qualified employees. The competition for such personnel is intense and the loss of key employees could have a material adverse impact on the Company. The Company does not have employment agreements with any of its officers or employees.

Volatility of Share Price; Limited Market. The Common Stock is traded in the over-the-counter market on the NASDAQ Electronic Bulletin Board. There is a limited market for the Shares. In addition, the market price of these securities over the last two years has been volatile. The most significant factor affecting the price has been the substantial loss incurred by the Company during its last fiscal year. As a result thereof the market price for the pre split Common Stock has dropped from a high of $6.50 per share during the summer of 1995 to a current low bid price of approximately $0.62 per share. No assurance call be given that the price of the Common Stock will increase or, if it does, that it will not continue to be subject to severe volatility.

Absence of Public Market and Limited Transferability. As previously noted, the Shares have not been registered tinder the Securities Act or qualified tinder any state securities laws. Accordingly, they cannot be sold or otherwise transferred unless they are subsequently registered under the Act and qualified under any applicable state securities law.

Potential Significant Adverse Effect of Loan Repayment Demand on Company's Financial Condition. Intile has received a notice of demand from the Bank for repayment of its currently outstanding $4.78 million loan balance which is secured by all of the Company's inventory and accounts receivable. It is unlikely that the Company can continue its business unless it can obtain an extension from the Bank and/or alternate financing as to which there can be no assurance.

Significant Operating Losses; Accumulated Deficit, Uncertainty of Future Profitability. lntile's business generated net income of approximately $35,000 for the fiscal year ended March 31, 1995 but incurred a net loss of approximately $4,250,000 for the fiscal year ended March 31, 1996. Management estimates that
Intile will incur (i) an operating loss in the amount of approximately $550,000 for the quarter ended December 31, 1996;
(ii) an operating loss of approximately $350,000 for the current fiscal year ending March 31, 1997; (iii) a one time charge off of up to $600,000 in the fourth quarter resulting from the termination of the California operations; and (iv) total losses for the current fiscal year approximating $1.2 million, including a $196,000 write off relating the conversion of the Notes referred to above. No assurance can be given, however, that actual losses will not exceed these estimates. At December 31, 1996, the Company had an accumulated deficit of approximately $3.5 million. lntile's financial performance could limit its ability to attract additional financing and to compete effectively. There can be no assurance that the Company will achieve significantly increased revenues or will be profitable in the future. Future operating results will depend on many factors, including the Company's ability to control costs.

Independent Auditors' Report. Because, among other things, Intile suffered a significant loss for the fiscal year ended March 31, 1996, the opinion of its independent auditors with respect to it financial statements includes an explanatory paragraph as to the uncertainty of the Company's ability to continue  as  a  going  concern without  refinancing  its  credit facility and obtaining additional financing. The ability of lntile to continue as a going concern is dependent upon its successful completion of this Offering and the satisfactory replacement of its current loan facility, of which no assurance can be given.

Additional Financing. Intile's prospects are dependent, among other things, upon its ability to obtain adequate financing, such as that contemplated by this Offering, and to generate sufficient cash flow from its operations to satisfy its obligations on a consistent basis. Management believes that the proceeds from the sale of the Units offered hereby together with cash flow to be generated by the operation or the Company's business should be adequate to finance Intile's intended level of operations for at least the 12 months after the closing of the Offering. This belief is based, in part, on management's belief that the Company can obtain alternate credit financing which will permit the servicing of its current credit line in a manner which will not adversely affect the Company's operations and financial condition. No assurance can be given, however, that such alternate financing can be obtained or, even if it is, that additional financing will not be required during this period. No representation can be made that such financing will be available if required or, if available, that it can be obtained on terms acceptable to the Company especially in view of the fact that all of the Company's material assets are currently pledged.

Limited Market. The market for tile and related products in the United States is limited in comparison with other parts of the world. Development of this market depends, in part, on acceptance of tile as a building material by consumers and members of the construction industry. Although management believes, based on information provided by a Distribution Profile Survey conducted by the Ceramic Tile Dealers Association in December 1994, that or an exemption from such registration and qualification is available. Although the Unit holders have certain rights to register their Shares, these rights are dependent upon the ability of the Company to satisfy the requirements of applicable federal and state securities laws. Circumstances could arise where the Company is unable to meet these requirements so that the Shares could not be registered. Even if registered, there is no assurance that tile market in the Common Stock will be sufficiently active to permit a Unit holder to liquidate his Shares at acceptable prices if at all.

Lack of Dividends. Intile has not paid dividends on its Common Stock since its inception and does not intend to pay any cash dividends on its Common Stock in the foreseeable future. It currently intends to retain all earnings, if any, in its business. In addition, the Company's loan agreement with the Bank prohibits the payment of cash dividends.

Anti Take Over Provisions of the Delaware Corporation Law. The Delaware Corporation Law contains provisions which may enable management to retain control and resist a takeover of the Company. Accordingly, these provisions could discourage or make more difficult a merger or other type of corporate reorganization even if they could be favorable to the interests of the stockholders.

Use  of  Proceeds to Repay Prior Debt.  A significant portion  of the  net  proceeds to be obtained from this Offering  (up  to  $1 million or 50% if all of the Units offered hereby are sold) will be used to repay existing debt.

Broad Discretion in Use of Proceeds. A significant portion of the net proceeds to be obtained from this Offering (up to $250,000 or approximately 11% if all of the Units offered hereby are sold) will be used for working capital which will permit management broad discretion with respect to the use of these funds.

No Firm Commitment to Purchase Units. No commitment has been made by anyone to purchase all or any part of the Units being offered hereby. The funds available to the Company from the proceeds of this Offering will be reduced and the Company's proposed operations will be limited to the extent that less than the maximum number of Units is sold.

Retention of Subscribers' Funds. If the Offering is unsuccessful because the minimum number of Units offered hereby is not sold, subscribers' funds may be retained through March 28, 1997 and then returned without interest.

The undersigned understands that, because of the significant risk factors referred to herein and in the Information Documents, If the Offering Is consummated, he could lose his entire Investment.

The undersigned also understands the following:

THE  UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES  ACT  OR
ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF
THESE LAWS. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY SUCH AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT AND INVESTMENT LETTER AND/OR THE INFORMATION DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES
AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL, OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FLORIDA RESIDENTS ARE ADVISED THAT THESE SECURITIES HAVE NOT BEEN
REGISTERED WITH THE STATE OF FLORIDA.  ANY REPRESENTATION TO  THE
CONTRARY IS UNLAWFUL.

PURSUANT TO SECTION 517.061 (11) (A) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, THE SALE OF SHARES TO A FLORIDA RESIDENT SHALL BE VOIDABLE BY THE PURCHASER EITHER (i) WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT, OR (ii) WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE HAS BEEN COMMUNICATED TO THE PURCHASER, WHICHEVER OCCURS FIRST, PROVIDED, HOWEVER, THAT THERE ARE MORE THAN FIVE FLORIDA PURCHASERS. TO ACCOMPLISH SUCH WITHDRAWAL, A FLORIDA RESIDENT NEED ONLY SEND A LETTER OR A TELEGRAM TO THE COMPANY AT 9716 OLD KATY ROAD, SUITE 110, HOUSTON, TEXAS 77055 INDICATING HIS OR HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM MUST BE SENT AND POSTMARKED PRIOR TO THE END OF THE APPLICABLE PERIOD NOTED ABOVE. IF A LETTER IS SENT, IT IS PRUDENT TO SEND IT BY
CERTIFIED MAIL,, RETURN RECEIPT REQUESTED, TO INSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME AND DATE OF MAILING. IF A FLORIDA RESIDENT MAKES THIS REQUEST ORALLY, HE OR SHE SHOULD ASK FOR WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED.

THIS SUBSCRIPTION AGREEMENT AND INVESTMENT LETTER AND THE INFORMATION DOCUMENTS HAVE NOT BEEN FILED WITH OR REVIEWED BY THE NEW JERSEY BUREAU OF SECURITIES OR THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY PRIOR TO ITS ISSUANCE AND USE. NEITHER THE ATTORNEY GENERAL NOR THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THIS SUBSCRIPTION AGREEMENT AND INVESTMENT LETTER AND THE INFORMATION DOCUMENTS HAVE NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO THEIR ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

In connection with the subscription being made hereby the undersigned also warrants and represents that:

      (a) He has not received any general solicitation or advertising regarding the Offering or been furnished with any oral representation or oral information in connection with the Offering which is not set forth herein or in the Information Documents;

     (b) He has sufficient knowledge and experience of financial and business matters so that he is able to evaluate the merits and risks of purchasing the Units and has determined that the Units are a suitable investment for him;

      (c) He has the means to provide for his personal needs, possesses the ability to bear the economic risk hereunder indefinitely, and can afford a complete loss of his investment;

      (d) He has carefully read and reviewed this Subscription Agreement and Investment Letter and the other Information
Documents,  and  has  asked  such  questions  of  the   Company's
management and received from them such information as he deems necessary in order for him to make an informed decision with respect to the purchase of the Units;

      (e) He understands the meaning of the 13th and 14th paragraphs of this Subscription Agreement and Investment Letter and that the Company will prohibit the transfer of the undersigned's Units and Underlying Securities absent full compliance with the Act, the Exchange Act and all applicable state securities laws;

      (f) He has had substantial experience in previous private and public purchases of speculative securities and is not relying on the Company or its affiliates with respect to economic considerations involved in this investment; and

     (g) He has reviewed carefully the definition of "accredited investor" as set forth below and is an "accredited investor" within that definition. The particular subparagraph or subparagraphs by which the undersigned qualifies as such is (are) filled in by him below.

                Definition of Accredited Investor

The  term  "accredited Investor-" is defined in Rule 501  (a)  of
Regulation D promulgated under
the Act as follows:

     (a) Certain banks, savings and loan institutions, broker-dealers, investment companies and other entities including an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000;

     (b) Certain banks, savings and loan institutions, broker-dealers, investment companies and other entities including an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000;

     (c)  Any private business development company as defined  in
          Section 202 (a) (22) of the Investment Advisers Act  of
          1940;

     (d) Any organization described in Section 501 (c) (3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;

     (e) Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

     (f) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

     (g) Any natural person who had an individual income in excess of $200,000 or, with that person's spouse a joint income in excess of $300,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000, or $300,000 with that person's spouse, in the current year;

     (h) Any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506
          (b) (2) (ii) of Regulation D; or

     (i) Any entity in which all of the equity owners are accredited investors under any of the paragraphs above.

THE UNDERSIGNED SUBSCRIBER IS AN ACCREDITED INVESTOR BY REASON OF
SUBPARAGRAPH(S) ___________________ SET FORTH IN  THE  DEFINITION
ABOVE.

In connection with the foregoing representations the undersigned has appended hereto as EXHIBIT A, a Purchaser Questionnaire which he has completed and executed. He represents and warrants that the information set forth therein as well as all other information which he is furnishing to the Company with respect to his financial condition and business experience is accurate and complete as of the date hereof and he covenants that, in the event a material change should occur in such information, he will immediately provide the Company with such revised or corrected information.

All notices, requests, demands and other communications under this Subscription Agreement shall be in writing and shall be deemed to have been given only when delivered in person or, if mailed, when mailed by certified or registered mail prepaid, to the parties at their respective addresses set forth herein, or at such other address as my be given in writing in future by either party to the other.

The undersigned acknowledges and agrees that:

      (a) He has full power and authority to enter into this Agreement which, upon his execution, will constitute a valid and legally binding obligation by him;

     (b) The Company may, in its sole discretion (i) reject this Subscription Agreement in whole or in part; and (ii) accept subscription agreements other than in the order received;

      (c) If for any reason this Offering does not close or the undersigned's subscription is not accepted by the Company, the undersigned shall have no claims against the Company or Coleman, or their respective officers, directors, employees or affiliates and shall have no interest in the Units, Underlying Securities, Underlying Shares or the Company;

      (d) Neither he nor any affiliate of his is an officer, director, employee or affiliate of any member of the National Association of Securities Dealers, Inc.;

      (e) He shall indemnify and hold harmless the Company, Coleman, and their respective officers, directors, employees and affiliates against any loss, liability, claim, damage or expense, (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by him herein or in any other document provided by him to any of the foregoing in connection with this transaction;

      (f) The representations, warranties and agreements made by the undersigned set forth herein shall survive the closing of the Offering;

      (g) Neither this Subscription Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought;

      (h) The laws of the State or Texas shall govern the interpretation and enforcement of this Subscription Agreement. In the event of a dispute, the undersigned agrees that any law suit brought to enforce or interpret the provisions hereof shall be brought in state or federal courts, as appropriate, in Flares County, Texas, and the undersigned agrees to submit to the personal Jurisdiction of such court;

       (I) This Subscription Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument; and

      (j) This Subscription Agreement constitutes the entire agreement of the parties hereto, and supersedes all prior understandings with respect to the subject matter hereof.

The undersigned hereby agrees to purchase _______ Unit(s) as set forth in the first paragraph of this Subscription Agreement and Investment Letter, and is tendering herewith his check therefor in the amount of $____________ , made payable to "Citibank, N.A.- Intile Designs, Inc. Escrow Account."

THE  UNDERSIGNED  ACKNOWLEDGES THAT THIS  SUBSCRIPTION  AGREEMENT
CONSISTS OF 15 PAGES AND INCLUDES EXHIBITS A THROUGH G.

Very truly yours,

DATE: _______________________

______________________________

(Signature)

______________________________
(Please print name)

ADDRESS             _________________________           TELEPHONE
NUMBER:___________________

          _________________________  SOCIAL SECURITY OR
                                  IRS IDENTIFICATION
                     _________________________            NUMBER:
_____________________________

DATE      _________________________

ACCEPTED:

                                   INTILE DESIGNS, INC.

                 [SEAL]                                        By
_________________________________
                                            C.      William  Cox,
President


ATTEST:_______________________
           Barbara Ceman, Secretary
















                            EXHIBIT A
                               TO
                      INTILE DESIGNS, INC.
                     SUBSCRIPTION AGREEMENT
                               AND
                        INVESTMENT LETTER

                     PURCHASER QUESTIONNAIRE




INSTRUCTIONS. Each prospective purchaser of Units (the "Units") of Intile Designs, Inc. (the "Company") must complete and sign this Purchaser Questionnaire.

If the prospective purchaser(s) will be joint owners, each person involved (except a spouse with the same principal residence) must complete Parts I, II and III of the Purchaser Questionnaire.

If the prospective purchaser is a corporation, partnership, trust, or other entity, please complete Parts I, II and III with reference to the individual who is authorized to sign on its behalf, and complete Part IV of the Purchaser Questionnaire with reference to the corporation, partnership, trust, or other entity.

In order for a partnership or corporation to be treated as an accredited investor, each of its equity owners must be an accredited investor and complete Parts I, II and III of the Purchaser Questionnaire.

All information will be treated confidentially; however, the purpose of this Questionnaire is to assist the Company in determining whether the prospective purchaser complies with the requirements of Section 4 (2) under the Securities Act of 1933, (the "1933 Act") and any applicable state securities laws. Accordingly, the Company may present this Questionnaire to such parties as it deems necessary in order to establish an exemption from registration under the 1933 Act or any applicable state securities laws.

Please   complete   all  items,  sign,  date  and   return   this
Questionnaire to Intile Designs, Inc., 9716 Old Katy Road,  Suite
110,  Houston, Texas 77055, together with any of the Verification
Documents that are called for on page 7.

Please print or type. If the answer to any question is "None" or "Not Applicable," please so state.





I.   GENERAL INFORMATION

Name                         of                        purchaser:

_____________________________________________________________

Social     Security     or     Tax     Identification     Number:

________________________________________

Home                                                     address:

_________________________________________________________________

Home                       telephone                      number:

__(_____)________________________________________________

In  which  state  do  you maintain your  legal  residence     and

domicile?____________ Age: _______

Occupation                     or                     profession:

________________________________________________________

Name                         of                         employer:

_____________________________________________________________


Nature                        of                        business:
_____________________________________________________________

Position             and             general              duties:
_______________________________________________________

Please describe your principal business activities during the last five years: _________________

_________________________________________________________________
_____________

_________________________________________________________________
_____________

_________________________________________________________________
_____________

Education and professional background (List your highest level of education and any licenses):
                                                  Degree
School     or    License                                     Year
Major              (if any)

_________________________________________________________________
_____________

_________________________________________________________________
_____________

_________________________________________________________________
_____________

_________________________________________________________________
_____________








II.  FINANCIAL DATA

1. My individual net worth, combined with that of my spouse, if any, as of this date, is:

(a) including all residences, furnishings and automobiles (check one):

_______Less  than $150,000                    _______$150,000  to
$499,000
_______$500,000 to $999,000             _______$1,  000,  000  or
more

(b)   excluding principal residence, furnishings and  automobiles
(check one):

_______Less  than $150,000                    _______$150,000  to
$499,000
_______$500,000 to $999,000             _______$1,000,000 or more

2. I had income individually from all sources in excess of $200,000 in the year 1994:

          Yes_______                         No_______

3. I had income individually from all sources in excess of $200,000 in the year 1995:

          Yes_______                          No_______

4. I had income individually from all sources in excess of $200,000 in the year 1996:

          Yes_______                           No_______

5.    My estimated 1997 income individually from all sources will be in excess of (check one):

_______$80,000           _______$100,000          _______$150,000

_______$200,000

_______$300,000 or more


6.    My  income  combined with that of my spouse  was  at  least
$300,000 in each of the years 1994, 1995 and 1996:

          Yes_______                          No_______

7. To the best of my knowledge, my income combined with that of my spouse will be at least $300,000 in 1996:

          Yes_______                          No_______

8. I can afford the complete loss of my investment in the Units, I have no need for liquidity of this investment, and this investment will not affect my ability to provide for my current needs and possible personal financial contingencies.

          Yes_______                           No_______

9. Stated below are my previous investments in other private, high risk investments during the past five years.

     Name of                  Type  of       Approx.
     Issuer                        Business       Amount
     or Program          Year      or Program          Invested

_________________________________________________________________
_____________

_________________________________________________________________
_____________

_________________________________________________________________
_____________

_________________________________________________________________
_____________

III.      METHOD OF INVESTMENT EVALUATION

1. I have by myself sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Program.

          Yes_______                       No_______

2. I will have an attorney, accountant, investment advisor or other consultant review this investment.

          Yes_______                         No_______

If Yes:

Name:
_________________________________________________________________
_______

Firm:
_________________________________________________________________
________

Telephone                                                 number:
_____________________________________________________________

Address:
_________________________________________________________________
_____



IV. ADDITIONAL INFORMATION FOR CORPORATION, PARTNER-SHIP TRUST OR
OTHER ENTITY

Name                       of                       organization:
___________________________________________________________

Business                                                 address:
_______________________________________________________________
Telephone                                                 number:

_____________________________________________________________

Send      communications      to      the      attention      of:

____________________________________________

Date                       of                       organization:

____________________________________________________________

State                       of                      organization:

____________________________________________________________

Tax                     Identification                    Number:

_______________________________________________________

Form of organization:

Corporation_______            Company     _______    Trust_______

Other_______

If   a   corporation,   the  organization   has   ______has   not
______elected to be taxed as a small business corporation for Federal income tax purposes under the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended.

The organization is actively engaged in the conduct of a trade or business:
          Yes_______              No_______

Describe  purpose  of formation or principal  trade  or  business activity:

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

____________________________________________________

Attach a complete list:


If a corporation, the names of all officers, directors, and stockholders; or

If a partnership, the names of all partners indicating whether each person is a general partner or limited partner.





V. PURCHASER'S REPRESENTATIONS AND ACKNOWLEDGMENTS

The foregoing statements are true and accurate to the best of my information and belief, and I will promptly notify the Manager of any changes therein.

I am duly authorized and empowered to legally represent and bind the principal, person, trust, partnership, corporation or other entity, if any, named herein as purchaser.


                            SIGNATURE

IN  WITNESS  WHEREOF,  I  have executed this  Questionnaire  this
______day of __________, 19_____.


____________________________________

                                             SIGNATURE


____________________________________
                                             Print Name


____________________________________
                                             Title, if applicable
Place of Execution: __________________________

If other than individual, check one:

_______Community Property      _____Custodian     _______Company

_______Joint Tenants with      _____Corporate     _______Trust
       Right of Survivorship

_______Tenants in Common








                     VERIFICATION DOCUMENTS

The signed Purchaser Questionnaire must be accompanied by:


CORPORATE SUBSCRIBER

A  certified copy of a resolution of the corporation's  board  of
directors   designating  the  officer(s)   of   the   corporation
authorized to-sign on behalf of the corporation; and

A certified copy of a resolution of the corporation's board of directors authorizing the contemplated investment

PARTNERSHIP SUBSCRIBER

A certified copy of the partnership agreement; and

A certificate signed by all the general partners, authorizing the general partner who has signed the signature page on behalf of the partnership to sign and to make the contemplated investment on behalf of the partnership.

TRUST SUBSCRIBER

A certified copy of the Trust instrument; and

A certificate signed by all the trustees authorizing the trustee who has signed the signature page on behalf of the Trust to sign and to make the contemplated investment on behalf of the Trust.

CUSTODIAN SUBSCRIBER

A certified copy of the instrument pursuant to which the custodian is acting.